UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

December 7, 2007 (December 3, 2007)
Date of Report (Date of Earliest Event Reported)

ALLTEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-4996	34-0868285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allied Drive
Little Rock, Arkansas 72202
(Address of Principal Executive Offices including Zip Code)

(501) 905-8000
(Registrant’s Telephone Number including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On December 3, 2007 (the “Issue Date” or the “Closing Date”), ALLTEL Corporation (the “Company”) announced that its wholly-owned subsidiaries, ALLTEL Communications, Inc. and Alltel Communications Finance, Inc. (the “Issuers”), had completed the previously announced offering of $1.0 billion aggregate principal amount of 10.375%/11.125% senior unsecured toggle notes due 2017 (the “Senior Toggle Notes”).  The Senior Toggle Notes were sold in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in accordance with Regulation S under the Securities Act.  The Senior Toggle Notes are guaranteed by the Company and each subsidiary (other than the Issuers) that guarantees ALLTEL Communications, Inc.'s senior secured credit facilities.

The net proceeds from the sale of the Senior Toggle Notes were used to refinance a portion of the $2.5 billion senior unsecured PIK toggle interim loan facility entered into on November 16, 2007 as part of the financing of the Company’s merger with an affiliate of TPG Capital and Goldman Sachs Capital Partners (each a “Sponsor”).

DEFINITIONS

Unless otherwise noted or indicated by the context, in this current report on Form 8-K:

•	The terms “Alltel,” “Company,” “we,” “our” and “us” refer to ALLTEL Corporation and its consolidated subsidiaries.

•	The term “ACI” refers to ALLTEL Communications, Inc. and “Alltel Finance” refers to Alltel Communications Finance, Inc. (together with ACI, the “Issuers”), subsidiaries of ALLTEL Corporation.

•	The term “Guarantors” refers to ACI and each of its subsidiaries that guarantees ACI’s senior secured credit facilities, as guarantors of the Senior Toggle Notes.

Item 1.01   Entry into a Material Definitive Agreement.

1.  Senior Notes Indenture

General

On December 3, 2007, the Issuers, Wells Fargo Bank, National Association, as trustee, and the Guarantors listed therein entered into a Senior Notes Indenture (the “Senior Notes Indenture”) governing the Issuers’ authorized issuance of up to (i) $5,200,000,000 in aggregate principal amount of senior cash-pay notes due 2015 and (ii) $2,500,000,000 in aggregate principal amount of senior toggle notes due 2017 (together, the “Senior Notes”).  On December 3, 2007, the Issuers issued $1.0 billion aggregate original principal amount of 10.375% / 11.125% Senior Notes under the Senior Notes Indenture. No senior cash-pay notes have been issued under the Senior Notes Indenture as of the date hereof.  Any senior cash-pay notes will mature on the date provided in a supplemental indenture relating to any offering of such senior cash-pay notes (each such indenture, a “Supplemental Indenture”).  The Senior Notes will mature on December 1, 2017.

The Issuers will pay interest on the senior cash-pay notes in cash at a rate per annum, semiannually on interest payment dates as provided in a Supplemental Indenture.  The Issuers will make each interest payment to the holders of record (“Holders”) of the senior cash-pay notes on the dates provided in a Supplemental Indenture.

The Issuers will pay interest on the Senior Notes for the interest period ending on June 1, 2008, or the initial interest period, in cash. For any interest period thereafter through December 1, 2012, the Issuers may elect to pay interest on the Senior Notes entirely in cash (“Cash Interest”), by increasing the principal amount of the Senior Notes or issuing new toggle notes (“PIK interest”) for the entire amount of the interest payment or by paying interest on half of the principal amount of the Senior Notes in Cash Interest and half in PIK interest. The Issuers must elect the form of interest payment with respect to each interest period by delivering a notice to the Trustee prior to the beginning of each interest period.  In the absence of such an election for any interest period, interest on the Senior Notes will be payable in the form of the interest payment for the prior interest period.   If the Issuers elect to pay any PIK interest, they will increase the principal amount of the Senior Notes or issue new toggle notes in an amount equal to the amount of PIK interest for the applicable interest payment period (rounded up to the nearest whole dollar) to holders of the Senior Notes on the relevant record date. Cash Interest will accrue at a rate of 10.375% per annum and PIK interest will accrue at a rate of 11.125% per annum. After December 1, 2012, the Issuers must pay all interest on the Senior Notes in cash.  Interest on the Senior Notes is payable on June 1 and December 1 of each year, commencing on June 1, 2008.  The Issuers will make each interest payment to the Holders of the Senior Notes on the immediately preceding May 15 and November 15.

At the end of any “accrual period” (as defined in Section 1272(a)(5) of the  Internal Revenue Code of 1986, as amended (the “Code”)) ending after December 3, 2012 (each, an “Optional Interest Repayment Date”), the Issuers may pay in cash, without duplication, all accrued and unpaid interest, if any, and all accrued but unpaid “original issue discount” (as defined in Section 1273(a)(1) of the Code) on each senior toggle note then outstanding up to the Optional Interest Repayment Amount, minus $50.0 million (each such redemption, an “Optional Interest Repayment”).  The “Optional Interest Repayment Amount” shall mean, as of each Optional Interest Repayment Date, the excess, if any, of (a) the aggregate amount of accrued and unpaid interest and all accrued and unpaid “original issue discount” (as defined in Section 1273(a)(1) of the Code) with respect to the applicable Senior Notes, over (b) an amount equal to the product of (i) the “issue price” (as defined in Sections 1273(b) and 1274(a) of the Code) of the applicable Senior Notes multiplied by (ii) the “yield to maturity” (as defined in the Treasury Regulation Section 1.1272-1(b)(1)(i)) of such Senior Notes.  On the applicable interest payment date with respect to Senior Notes closest to June 1, 2017, the Issuers shall repay in full in U.S. Dollars an amount of Senior Notes equal to the product of (x) $50.0 million and (y) the percentage equal to the aggregate principal amount of outstanding Senior Notes divided by the aggregate principal amount of outstanding Senior Notes and other pay-in-kind option indebtedness with the same maturity on such date, as determined in good faith by the Issuers, rounded to the nearest $1,000.  Prepayments of Senior Notes made pursuant to the preceding sentence shall be made on a pro rata basis based on the aggregate principal amount of Senior Notes.

 Guarantees

 The Company and each of its existing and future wholly-owned domestic restricted subsidiaries (other than the Issuers) will jointly, severally and unconditionally guarantee the Senior Notes on an unsecured senior basis to the extent such subsidiary guarantees borrowings under our senior secured credit facilities.  Any distribution of any assets by the Company or those of its Subsidiaries that are not also Subsidiaries of ACI would be made to an entity other than ACI or one of ACI’s Subsidiaries, and such assets may only be available to make payment under the Senior Notes to the extent that payment is made under the Guarantees.

Ranking

The Senior Notes and the related guarantees will be our and the guarantors’ general unsecured senior indebtedness and will:

•
 rank equally in right of payment to all of our and the guarantors’ existing and future indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the Senior  Notes and the related guarantees;

•
rank senior in right of payment to any of our and the guarantors’ existing and future senior subordinated and subordinated indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the Senior Notes and the related guarantees; and

•
be effectively subordinated to all of our and the guarantors’ existing and future secured indebtedness (including borrowings under our senior secured credit facilities) and other secured obligations to the extent of the value of the assets securing such indebtedness and other obligations.

                The Senior Notes and the related guarantees will also be effectively subordinated to all of the liabilities and obligations of each of our non-guarantor subsidiaries, some of which are providing guarantees of a portion of our senior secured credit facilities.

Mandatory Redemption; Offer to Purchase; Open Market Purchases

The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Senior Notes.  However, under certain circumstances, the Issuers may be required to offer to purchase Senior Notes as described under “Repurchase at the Option of Holders upon Change of Control” below.  The Issuers may at any time and from time to time purchase Senior Notes in the open market or otherwise.

Optional Redemption

Except as described below, the Senior Notes are not redeemable at the Issuers option prior to (i) in the case of the senior cash-pay notes, the Cash-Pay Notes Applicable Redemption Date (as defined in a Supplemental Indenture pursuant to which such notes are issued) and (ii) in the case of the Senior Notes, December 1, 2012.

At any time prior to the Cash-Pay Note Applicable Redemption Date, the Issuers may redeem senior cash-pay notes, in whole or in part, upon notice (as described in the Senior Notes Indenture) at a redemption price equal to 100.0% of the aggregate principal amount of the senior cash-pay notes redeemed plus the Applicable Premium (as defined in the Senior Notes Indenture) as of, plus accrued and unpaid interest and Additional Interest, if any, to, the date of redemption, subject to the right of Holders of senior cash-pay notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after the Cash-Pay Note Applicable Redemption Date, the Issuers may redeem the senior cash-pay notes, in whole or in part, upon notice (as described in the Senior Notes Indenture) at the redemption prices (expressed as percentages of principal amount of the senior cash-pay notes to be redeemed) set forth in a Supplemental Indenture, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption, subject to the right of Holders of Senior Notes on the relevant Record Date to receive interest due on the relevant interest payment date.

Until the Cash-Pay Note Applicable Redemption Date, the Issuers may, at their option, redeem up to 40.0% of the aggregate principal amount of the senior cash-pay notes at a redemption price equal to 100.0% of the aggregate principal amount thereof, plus a premium equal to the stated interest rate per annum on the senior cash-pay notes, plus accrued and unpaid interest thereon and Additional Interest, if any, to the date of redemption (subject to the right of Holders of senior cash-pay notes on the relevant Record Date to receive interest due on the relevant interest payment date) with the net cash proceeds received by ACI or any direct or indirect parent company thereof from one or more Equity Offerings (as defined in the Senior Notes Indenture); provided that (i) at least 50.0% of the aggregate principal amount of senior cash-pay notes issued under the Indenture prior to the date of redemption remains outstanding immediately after the occurrence of each such redemption; and (ii) each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

At any time prior to December 1, 2012, the Issuers may redeem the Senior Notes, in whole or in part, upon notice (as described in the Senior Notes Indenture) at a redemption price equal to 100.0% of the aggregate principal amount of the Senior Notes redeemed plus the Applicable Premium (as defined in the Senior Notes Indenture) as of, plus accrued and unpaid interest and Additional Interest, if any, to, the date of redemption, subject to the right of Holders of Senior Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after December 1, 2012, the Company may redeem the Senior Notes, in whole or in part, upon notice (as described in the Senior Notes Indenture) at the redemption prices (expressed as percentages of principal amount of the Senior Notes to be redeemed) set forth below, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption (subject to the right of Holders of Senior Notes on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve month period beginning on December 1 of each of the years indicated below:

Year	Percentage
2012	105.188%
2013	103.458%
2014	101.729%
2015 and thereafter	100.000%

In addition, until December 1, 2010, the Issuers may, at their option, redeem up to 40.0% of the aggregate principal amount of Senior Notes at a redemption price equal to 110.375% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of redemption, subject to the right of Holders of Senior Notes on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds received by ACI or any direct or indirect parent company thereof from one or more Equity Offerings (as defined in the Senior Notes Indenture); provided that (1) at least 50.0% of the sum of the aggregate principal amount of Senior Notes originally issued under the Senior Notes Indenture on the Issue Date and any Additional Notes that are Senior Notes issued under the Senior Notes Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; and (2) each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Repurchase at the Option of Holders upon Change of Control

Upon the occurrence of a change of control (as defined the Senior Notes Indenture), each Holder has the right to require the Issuers to repurchase some or all of such Holder’s Senior Notes at a price in cash equal to 101.0% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date.

Covenants

The Senior Notes Indenture contains covenants that limit our ability and certain of our subsidiaries’ ability to:

• dispose of certain assets;

• incur liens;

• pay dividends on or make distributions in respect of our capital stock or make other restricted payments;

• make investments;

• consolidate or merge;

• create dividend and other payment restrictions that affect certain subsidiaries;

• enter into transactions with our affiliates; and

• incur or guarantee additional indebtedness.

However, these covenants, except the covenant set forth in last bullet point, will be suspended during any period of time that (1) the Senior Notes have Investment Grade Ratings (as defined in the Senior Notes Indenture) and (2) no default has occurred and is continuing under the Senior Notes Indenture.  In the event that the Senior Notes are downgraded to below an Investment Grade Rating, the Issuers and certain subsidiaries will again be subject to the suspended covenants with respect to future events.

Events of Default

The Senior Notes Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Senior Notes issued under the Senior Notes Indenture to be due and payable immediately.

2.  Registration Rights Agreement with the Initial Purchasers

On December 3, 2007, the Issuers and the Guarantors entered into a registration rights agreement with Citigroup Global Markets Inc., Goldman, Sachs & Co., Barclays Capital Inc. and Greenwich Capital Markets, Inc. (the “Initial Purchasers”) for the benefit of the holders of and with respect to certain of the Senior Toggle Notes.  The Issuers and the Guarantors have agreed to use their commercially reasonable efforts to register with the Securities and Exchange Commission (the “SEC”) notes having substantially identical terms as the Senior Toggle Notes, as part of an offer to exchange freely transferable exchange notes for the applicable Senior Toggle Notes.

We have agreed to use our commercially reasonable efforts to cause the exchange offer to be completed, or, if required, to have a shelf registration statement declared effective, within 367 days after the Closing Date.

If the SEC adopts an amendment to Rule 144 under the Securities Act of 1933 that permits non-affiliates to resell freely the Senior Toggle Notes without registration (after taking into account any hedging activity that may have occurred, if applicable under the amended rule) after a period of 367 days or less, then no such exchange offer or shelf registration statement shall be required to be filed or be declared effective.

Based on the SEC’s announcement and subject to review of the SEC’s release related to such amendments and their effectiveness, non-affiliate holders potentially may be eligible to resell Senior Toggle Notes without registration prior to the date we would otherwise be required to file an exchange offer registration statement or shelf registration statement under the registration rights agreement and, consequently, we may not be required under the terms thereof to file an exchange offer registration statement or shelf registration statement.

If we fail to meet the target for completion of the exchange offer, or declaration of effectiveness of the shelf registration agreement, referred to in the second preceding paragraph, or, subject to certain exceptions, if such shelf registration statement ceases to be effective during the applicable period, the annual interest rate on the applicable Senior Toggle Notes will increase by 0.25 percent. The annual interest rate on the Senior Toggle Notes will increase by an additional 0.25 percent for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 0.50 percent per year over the interest rate existing on the Closing Date. If we cure the registration default, the interest rate on the applicable Senior Toggle Notes will revert to the original level.

In addition, in the registration rights agreement, the Issuers and Guarantors have separately agreed for the sole benefit, and at the request, of Goldman, Sachs & Co. (in such capacity, the “Market Maker”), an affiliate of one of the Sponsors, or any of its affiliates to use their commercially reasonable efforts to file and have declared effective by the SEC one or more separate registrations statements in order for the Market Maker to deliver a prospectus in connection with market-making activities with respect to the Senior Toggle Notes.

3.  Registration Rights Agreement with GSMP V Onshore US, Ltd., GSMP V Offshore US, Ltd. and GSMP V Institutional US, Ltd.

GSMP V Onshore US, Ltd., GSMP V Offshore US, Ltd. and GSMP V Institutional US, Ltd (together, the “GS Funds”), certain of the purchasers of the Senior Toggle Notes, are affiliates of one of the Sponsors and, therefore, are currently affiliates of the Issuers. Therefore, the Issuers and Guarantors have agreed in a separate registration rights agreement on substantially similar terms as the registration rights agreement with the Initial Purchasers for the sole benefit, and at the request, of the GS Funds to use their commercially reasonable efforts to file and have declared effective by the SEC a registration statement for purposes of resales of Senior Toggle Notes.

Item 2.03 Creation of a Direct Financial Obligation.

                The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Senior Notes Indenture, dated as of December 3, 2007, among ALLTEL Communications, Inc. and Alltel Communications Finance, Inc., as Issuers, ALLTEL Corporation, as one of the Guarantors, the other Guarantors listed therein, and Wells Fargo Bank, National Association, as trustee

10.2
Registration Rights Agreement, dated as of December 3, 2007, among ALLTEL Communications, Inc. and Alltel Communications Finance, Inc., ALLTEL Corporation, the subsidiary guarantors named therein and the Initial Purchasers

10.3
Registration Rights Agreement, dated as of December 3, 2007, among ALLTEL Communications, Inc. and Alltel Communications Finance, Inc., ALLTEL Corporation, the subsidiary guarantors named therein, GSMP V Onshore US, Ltd., GSMP V Offshore US, Ltd. and GSMP V Institutional US, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLTEL CORPORATION

Date: December 7, 2007	By:	/s/ Sharilyn S. Gasaway
	Name:	Sharilyn S. Gasaway
	Title:	Executive Vice President - Chief Financial Officer